UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2014

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277
(Address of principal executive office) (zip code)

(704) 366-5122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition.

On March 31, 2014, Chanticleer Holdings, Inc. (the “Company”) issued a press release announcing its 2013 fourth quarter and year-end financial results. A copy of the press release is furnished as Exhibit 99.1.

ITEM 8.01.	Other Events.

Use of Social Media

Our investors and others should note that we currently announce material financial and other information to our investors using SEC filings, press releases, and our Company website (http://www.chanticleerholdings.com), including the “Investors” tab of our Company website (http://ir.stockpr.com/chanticleerholdings/overview).  We use these channels as well as social media channels to announce information about the Company.  Consistent with SEC guidance regarding the use of social media channels to announce material and other information to investors, we are notifying investors, the media and others interested in the Company that in the future, we might choose to communicate material information through social media channels, and it is possible that the information we post on social media channels could be deemed to be material information.  Accordingly, we encourage investors, the media and others interested in the Company to review the information we post on the social media channels listed below:

•	Chanticleer Twitter: https://twitter.com/ChanticleerHOTR
•	Chanticleer Facebook: https://www.facebook.com/ChanticleerHOTR
•	Chanticleer LinkedIn: http://www.linkedin.com/company/chanticleer-holdings-inc-
•	Chanticleer YouTube: http://www.youtube.com/user/ChanticleerHOTR

Any updates to the list of social media channels we may use to communicate material information will be posted on the “Investors” tab of our Company website.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                March 31, 2014

Chanticleer Holdings, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 31, 2014